Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of January 28, 2022 (the “Execution Date”), by and between Resonate Blends, Inc., a Nevada corporation, with its address at 26565 Agoura Road, Suite 200 Calabasas, CA 91302 (the “Company”), and BHP Capital NY, Inc., a New York corporation with an address at 45 SW 9th St., Suite 1603, Miami, FL 33130 (including its successors and assigns, the “Buyer”).

WHEREAS:

A.       The Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

B.       WHEREAS, subject to the terms and provisions hereinafter set forth and upon the terms and subject to the limitations and conditions set forth in the Note (as defined below), (i) Buyer desires to purchase, and the Company desires to sell and issue to Buyer, convertible promissory notes each in the form attached hereto as Exhibit A (the “First Note”) convertible into shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”)(the “First Closing”), and (ii) the Buyer desires to purchase and the Company desires to sell and issue to Buyer, one or more additional convertible promissory notes convertible into shares of Common Stock, each in the form attached hereto as Exhibit A (the “Additional Notes” and together with the First Note, the “Notes” and each a “Note”) as may mutually be agreed in additional closings as set forth in Section 1(d) below (the “Additional Closings”) (each of the First Closing and the Additional Closings are sometimes hereinafter individually referred to as a “Closing” and collectively as the “Closings” and this Agreement any and all documents or instruments executed or to be executed by in connection with this Agreement, including the Notes and the Irrevocable Transfer Agent Instructions, together with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof are sometimes hereinafter individually referred to as a “Transaction Document” and collectively as the “Transaction Documents”); and

C.       WHEREAS, the aggregate principal amount of Notes sold pursuant to this Agreement shall not exceed $750,000.00

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.       Purchase and Sale of Notes.

a.       Purchase of Note. On each Closing Date (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company such principal amount of Note as is set forth in the Schedule of Buyer attached hereto, which is incorporated herein by reference.

b.       First Closing. The First Closing of the purchase and sale of the First Note in an aggregate principal amount of Two Hundred Seventy-Five Thousand and No/100 United States Dollars (US$275,000.00) for an aggregate purchase price of Two Hundred Fifty Thousand and No/100 United States Dollars (US$250,000.00), shall take place on the Execution Date, subject to satisfaction of the conditions to the First Closing set forth in this Agreement (the “First Closing Date”). Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, in respect of the First Closing Date, Buyer shall purchase a First Note in the principal amount set forth opposite such Buyer’s name in column (3) on the Schedule of Buyer attached hereto for a purchase price set forth opposite such Buyer’s name in column (4) on the Schedule of Buyer hereto. Additional Closings of the purchase and sale of the Note shall be at such times and for such amounts as determined in accordance with Section 1(d) below, subject to satisfaction of the conditions to the Additional Closings set forth in this Agreement (the “Additional Closing Dates”, collectively, with the First Closing Date, referred to as the “Closing Dates” and each a “Closing Date”). The Closings shall occur on the respective Closing Dates through the use of overnight mails and subject to customary escrow instructions from Buyer and their respective counsel, or in such other manner as is mutually agreed to by the Company and the Buyer.

c.       Form of Payment. On each Closing Date, (i) the Buyer shall pay the purchase price for the Note to be issued and sold to it at the Closing (as defined below) (the “Purchase Price”) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Note in the principal amount set forth on the Schedule of Buyer attached hereto, and (ii) the Company shall deliver such duly executed Note on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

d.       Additional Closings. At any time after the First Closing but prior to the maturity date of the Note issued in the First Closing, the Company may request that Buyer purchase additional Notes hereunder in Additional Closings by written notice to Buyer, and, subject to the conditions set forth in Section 7 below, Buyer may purchase such additional Notes in such amounts and at such times as such Buyer and the Company may mutually agree, so long as no default or “Event of Default” (as such term is defined in any of the Transaction Documents) shall have occurred or be continuing under this Agreement or any other Transaction Documents, and no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default hereunder or thereunder; and any additional purchase of Notes beyond the purchase of Notes at the First Closing shall have been approved by such Buyer participating in the Additional Closing, which approval may be given or withheld in such Buyer’s sole and absolute discretion.

2.       Buyer’s Representations and Warranties. The Buyer represents and warrants to the Company that:

a.       Investment Purpose. As of the Execution Date, the Buyer is purchasing the Note and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Note (such shares of Common Stock being collectively referred to herein as the “Conversion Shares” and, collectively with the Note, the Warrant, the Warrant Shares and the Commitment Shares, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

b.       Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c.       Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

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d.       Information. The Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer.

e.       Legends. The Buyer understands that the Note and, until such time as the Conversion Shares have been registered under the 1933 Act; or may be sold pursuant to an applicable exemption from registration, the Conversion Shares may bear a restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE ISSUER OF SUCH SECURITIES RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY ACCEPTABLE TO THE ISSUER’S TRANSFER AGENT, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to an exemption from registration without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144, at the Deadline (as defined in the Note), it will be considered an Event of Default pursuant to Section 3.2 of the Note; provided such opinion complies with the Irrevocable Transfer Agent Instructions (as defined herein).

f.       Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

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3.       Representations and Warranties of the Company. The Company represents and warrants to the Buyer as of the Execution Date and as of each Closing that:

a.       Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

b.       Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Note and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Note by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Note, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c.       Capitalization. As of the Execution Date, the authorized common stock of the Company consists of 200,000,000 authorized shares of Common Stock, $0.0001 par value per share, of which 46,825,193 shares are issued and outstanding; and 9,259,259 shares in the aggregate are reserved for issuance upon conversion of the Note. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable.

d.       Issuance of Securities. Each Note has been duly authorized and is being validly issued to the Buyer. The Conversion Shares have been duly authorized and fully reserved for issuance and, upon conversion of the Note in accordance with its terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Conversion Shares shall not be subject to pre-emptive rights or other similar rights of stockholders of the Company (except to the extent already waived) and will not impose personal liability upon the holder thereof, other than restrictions on transfer provided for in the Transaction Documents and under the 1933 Act. Each Warrant has been duly authorized and is being validly issued to the Buyer. The Warrant Shares have been duly authorized and fully reserved for issuance and, upon exercise of the Warrant in accordance with its terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Warrant Shares shall not be subject to pre-emptive rights or other similar rights of stockholders of the Company (except to the extent already waived) and will not impose personal liability upon the holder thereof, other than restrictions on transfer provided for in the Transaction Documents and under the 1933 Act. The Commitment Shares have been duly authorized and upon delivery to the Buyer shall be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof, with the Buyer being entitled to all rights accorded to a holder of Common Stock. The Commitment Shares shall not be subject to pre-emptive rights or other similar rights of stockholders of the Company (except to the extent already waived) and will not impose personal liability upon the holder thereof, other than restrictions on transfer provided for in the Transaction Documents and under the 1933 Act.

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e.       No Conflicts. The execution, delivery and performance of this Agreement and the Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

f.       SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the Execution Date and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). Upon written request the Company will deliver to the Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates or if amended, as of the dates of the amendments, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the Execution Date). As of their respective dates or if amended, as of the dates of the amendments, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company is subject to the reporting requirements of the 1934 Act.

g.       Absence of Certain Changes. Since January 1, 2020, except as set forth in the SEC Documents, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of the Company or any of its Subsidiaries.

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h.       Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. “Knowledge” including the phrase “Knowledge of the Company” means the actual knowledge after reasonable investigation of the Company’s officers and directors.

i.       No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

j.       No Brokers. Except for the Registered Broker Dealer Fee (as defined below) to Moody Capital Solutions Inc., the registered broker dealer in connection with the transactions contemplated hereunder, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

k.       No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

l.       Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Buyer is neither (i) an officer or director of the Company or any of its Subsidiaries, nor (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

m.       Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyer pursuant in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

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n.       Shell Company Status. The Company is not currently an issuer identified in Rule 144(i)(1)(i) under the 1933 Act, and, if it was at any time previously been such an issuer, then the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable during the preceding 12 months, and, as of a date at least one year prior to the Execution Date, has filed current “Form 10 information” with the SEC (as defined in Rule 144(i)(3) of the 1933 Act) reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1)(i) of the 1933 Act.

o.       No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506 under the 1933 Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)(viii) under the 1933 Act (each, a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

p.       Absence of Litigation. Except as disclosed in the SEC Documents, there are no actions, suits, investigations, inquiries or proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect or would require disclosure under the 1933 Act or the Exchange Act. No judgment, order, writ, injunction or decree or award has been issued by or, to the Knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. Except as disclosed in the SEC Documents, there has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

q.       Absence of Schedules. In the event that at the Execution Date, the Company does not deliver and attach hereto any disclosure schedule contemplated by this Agreement, the Company hereby acknowledges and agrees that (i) each such undelivered disclosure schedule shall be deemed to read as follows: “Nothing to Disclose”, and (ii) the Buyer has not otherwise waived delivery of such disclosure schedule.

r.       Breach of Representations and Warranties by the Company. If the Company breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of Default under Section 3.4 of the Note.

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4.       COVENANTS.

a.       Best Efforts. The Company shall use its best efforts to satisfy timely each of the conditions described in Section 7 of this Agreement.

b.       Form D; Blue Sky Laws. The Company agrees to timely make any filings required by federal and state laws as a result of the closing of the transactions contemplated by this Agreement.

c.       Use of Proceeds. The Company shall use the proceeds for general working capital purposes.

d.       Corporate Existence. So long as the Buyer beneficially owns any Note, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except with the prior written consent of the Buyer.

e.       Breach of Covenants. If the Company breaches any of the covenants set forth in this Section 4, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an event of default under Section 3.4 of the Note.

f.       Failure to Comply with the 1934 Act. So long as the Buyer beneficially owns the Note, the Company shall comply with the reporting requirements of the 1934 Act; and the Company shall continue to be subject to the reporting requirements of the 1934 Act.

g.       Trading Activities. Neither the Buyer nor its affiliates has an open short position in the common stock of the Company and the Buyer agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the common stock of the Company.

h.       Right of First Refusal. Unless it shall have first delivered to the Buyer, at least forty eight (48) hours prior to the closing of such Future Offering (as defined herein), written notice describing the proposed Future Offering, including the terms and conditions thereof, identity of the proposed purchaser and proposed definitive documentation to be entered into in connection therewith, and providing the Buyer an option during the forty eight (48) hour period following delivery of such notice to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering, the Company will not conduct any equity (or debt with an equity component) financing in an amount less than $100,000.00 (“Future Offering(s)”) during the period beginning on the Closing Date and ending nine (9) months following the First Closing Date. In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Buyer concerning the proposed Future Offering, the Company shall deliver a new notice to the Buyer describing the amended terms and conditions of the proposed Future Offering and the Buyer thereafter shall have an option during the forty eight (48) hour period following delivery of such new notice to purchase the securities being offered on the same terms as contemplated by such proposed Future Offering, as amended.

i.       Original Issue Discount. The Company shall grant to Buyer as an original issue discount on the Note of 10% (the “OID”). The OID has been included in the principal amount of the Note and as such the principal amount of the Note is $275,000.00.

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j.       Issuance of Common Stock Purchase Warrant to Buyer. As additional consideration for the Buyer delivering the Purchase Price to the Company, the Company shall issue to the Buyer, or designees of the Buyer, a common stock purchase warrant to purchase 312,500 shares of Common Stock of the Company (the “Warrant Shares”) at an exercise price of $0.40 (subject to adjustment as set forth in the Warrant) expiring five years from the issuance date of the Warrant (the “Warrant”). The Warrant shall be issued and delivered to Buyer on the Closing Date, and in the event of any Additional Closing additional warrants in the form of the Warrant shall be issued to the Buyer in the amount set forth on the Schedule of Buyer.

k.       Issuance of Commitment Shares to Buyer. As additional consideration for the Buyer delivering the Purchase Price to the Company, the Company shall issue to the Buyer, or designees of the Buyer, 300,000 shares of Common Stock of the Company (the “Commitment Shares”) on the Closing Date. In the event of any Additional Closing, additional Commitment Shares shall be issued to the Buyer in the amount set forth on the Schedule of Buyer.

l.       Registered Broker Dealer Fee. The Company shall pay Moody Capital Solutions, Inc., a registered broker dealer, a cash fee in the amount of $7,500.00 wired at closing from the proceeds funded by the Buyer for diligence and compliance review on the transactions contemplated hereunder (“Registered Broker Dealer Fee”).

m.       Registration Rights.

(i)       Mandatory Registration. In the event that by the five (5) month anniversary of the Execution Date a Qualified Offering (as defined below) has not occurred, then the Company shall file with the SEC a registration statement on Form S-1 covering the resale of the maximum number of Registrable Securities (as defined below) as shall be permitted to be included thereon (in such amounts as to the specific Registrable Securities included therein as mutually identified by the Buyer, the Company and their respective legal counsel) in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Buyer, including but not limited to under Rule 415 under the 1933 Act at then prevailing market prices (and not fixed prices), as mutually determined by both the Company and the Buyer in consultation with their respective legal counsel (the “Initial Registration Statement”). The Initial Registration Statement may register securities previously issued by the Company with piggyback registration rights along with the Registrable Securities. The Company shall use its best efforts to have the Initial Registration Statement and any amendment thereto declared effective by the SEC at the earliest possible date. “Qualified Offering” means any offer and sale by the Company of an original issuance of equity securities, comprised of either Common Stock or preferred stock of the Company, in a single transaction to investors pursuant to which at least an aggregate of $2,000,000.00 gross proceeds are received by the Company. “Registrable Securities” means all of the Commitment Shares, Conversion Shares and Warrant Shares, and any and all shares of capital stock issued or issuable as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on issuances under any of the Transaction Documents.

(ii)       Rule 424 Prospectus. In addition to the Initial Registration Statement, the Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the 1933 Act, such prospectuses and prospectus supplements to be used in connection with sales of the Registrable Securities under each registration statement. The Buyer and its counsel shall have a reasonable opportunity to review and comment upon such prospectuses prior to its filing with the SEC, and the Company shall give due consideration to all such comments. The Buyer and its counsel shall use their reasonable best efforts to comment upon any prospectus within three (3) business days from the date the Buyer receives the final pre-filing version of such prospectus.

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(iii)       Sufficient Number of Shares Registered. In the event the number of shares available under the Initial Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall amend the Initial Registration Statement or file a new registration statement (a “New Registration Statement”), so as to cover the resale of all of such Registrable Securities as soon as practicable, but in any event not later than ten (10) business days after the necessity therefor arises and the Company’s financial statements as filed with the SEC are current as would be required by such New Registration Statement, subject to any limits that may be imposed by the SEC pursuant to Rule 415 under the 1933 Act. The Company shall use its reasonable best efforts to cause such amendment and/or New Registration Statement to become effective as soon as practicable following the filing thereof.

(iv)       Effectiveness. The Buyer and its counsel shall have a reasonable opportunity to review and comment upon any registration statement and any amendment or supplement to such registration statement and any related prospectus regarding the Registrable Securities prior to its filing with the SEC, and the Company shall give due consideration to all reasonable comments. The Company shall use best efforts to keep all registration statements covering Registrable Securities effective, including but not limited to pursuant to Rule 415 promulgated under the 1933 Act and available for use by the Buyer for the resale of all of the Registrable Securities covered thereby at all times until the earlier of (i) the date as of which the Buyer may sell all of the Registrable Securities without restriction pursuant to Rule 144 promulgated under the 1933 Act without any restrictions (including any restrictions under Rule 144(c) or Rule 144(i)) and (ii) the date on which the Buyer shall have sold all the Registrable Securities. Each registration statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company shall take all actions necessary prior to the filing of the Initial Registration Statement to cause itself to be fully reporting and “current” for purposes of being a public company subject to Section 13 or 15(d) of the Exchange Act of 1934, which requires the company to file periodic reports with the SEC.

(v)       Offering. If the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a registration statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such registration statement to become or remain effective and be used for resales by the Buyer under Rule 415 at then-prevailing market prices (and not fixed prices) by comment letter or otherwise, or if after the filing of the Initial Registration Statement with the SEC, the Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such Initial Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Initial Registration Statement (in such amounts of specific Registrable Securities as the Buyer, the Company and their respective legal counsel shall mutually agree to be removed therefrom) until such time as the Staff and the SEC shall so permit such registration statement to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall file one or more New Registration Statements in accordance with subsection 4(m)(iii) above until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Buyer. Notwithstanding any provision herein to the contrary, the Company’s obligations to register Registrable Securities shall be qualified as necessary to comport with any requirement of the SEC or the Staff as addressed in this Section 4(m)(v).

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5.       Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Buyer or its nominee, for the Conversion Shares in such amounts as specified from time to time by the Buyer to the Company upon conversion of the Note in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). In the event that the Company proposes to replace its transfer agent, the Company shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount as such term is defined in the Note) signed by the successor transfer agent to Company and the Company. Prior to registration of the Conversion Shares under the 1933 Act or the date on which the Conversion Shares may be sold pursuant to an exemption from registration, all such certificates shall bear the restrictive legend specified in Section 2(e) of this Agreement. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing)(electronically or in certificated form) any certificate for Conversion Shares to be issued to the Buyer upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement; and (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to the Buyer upon conversion of or otherwise pursuant to the Note as and when required by the Note and/or this Agreement. If the Buyer provides the Company and the Company’s transfer agent, at the cost of the Buyer, with an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.       Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Note to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a.       The Buyer shall have executed this Agreement and delivered the same to the Company.

b.       The Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

c.       The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

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d.       No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.       Conditions to The Buyer’s Obligation to Purchase. The obligation of the Buyer hereunder to purchase the Note at any Closing is subject to the satisfaction, at or before each Closing Date of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

a.       The Company shall have executed this Agreement and delivered the same to the Buyer on the Execution Date.

b.       The Company shall have delivered to the Buyer the duly executed Note (in such denominations as the Buyer shall request) in accordance with Section 1(b) above.

c.       The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

d.       The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Execution Date and the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, but not limited to certificates with respect to the Board of Directors’ resolutions relating to the transactions contemplated hereby.

e.       No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

f.       No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

g.       The Conversion Shares shall have been authorized for quotation on an exchange or electronic quotation system and trading in the Common Stock on such exchange or electronic quotation system shall not have been suspended by the SEC or an exchange or electronic quotation system.

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h.       The Company shall have delivered the Commitment Shares to the Buyer.

i.       The Buyer shall have received an officer’s certificate described in Section 3(d) above, and the Warrant, dated as of the Closing Date.

8.       Governing Law; Miscellaneous.

a.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Miami-Dade County, Florida or in the federal courts located in Miami-Dade County, Florida. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Buyer waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement, the Note or any related document or agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

c.       Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d.       Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e.       Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Buyer.

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f.       Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as set forth in the notice section of the Note. Each party shall provide notice to the other party of any change in address.

g.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from the Buyer or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

h.       Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all of its officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

i.       Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.       No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

k.       Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

RESONATE BLENDS, INC.

By:
Name:	Geoffrey Selzer
Title:	Chief Executive Officer

BHP CAPITAL NY, INC.

By:
Name:	Bryan Pantofel
Title:	President

** SIGNATURE PAGE TO PURCHASE AGREEMENT **

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SCHEDULE OF BUYER

FIRST CLOSING

(1)	(2)		(3)	(4)	(5)
Buyer	Face Value of Note		Warrant Shares	Number of Commitment Shares	Funding Amount
BHP Capital NY, Inc.	$275,000	*	312,500	300,000	$250,000	*

*The face value of the Note includes an original issuance discount of approximately 10%.

** The Buyer has the right to withhold $4,000 from the $250,000 funding amount for payment of its transaction costs, and $7,500 which will be wired to the Company’s broker.

ADDITIONAL CLOSING (To be updated at the time of each such Closing)

(1)	(2)	(3)	(4)	(5)
Buyer	Face Value of Note	Warrant Shares	Number of Commitment Shares	Funding Amount
BHP Capital NY, Inc.

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